EX-33.8
ASSESSMENT OF COMPLIANCE WITH APPLICABLE SERVICING CRITERIA



Newport Management Corporation (the "Asserting Party") provides this assessment of compliance with respect to its performance of functions for the Applicable Servicing Criteria, as specified in Item 1122(d) of Regulation AB promulgated by the Securities and Exchange Commission, in regards to the loans selected in the Platform for the following Period:

Platform: Pools of loans, underlying publicly-issued residential mortgage-backed securities that were issued on or after January 1, 2006 by Indymac Bank, FSB ("Indymac") (collectively, "Eligible Securitization Transactions", as identified in Schedule A attached hereto) on which escrow payments were disbursed in 2007, specifically Item 1122(d)(4)(xi), only as it relates to the "Applicable Servicing Criteria" described below, and as disclosed by Indymac to the Asserting Party.

Period: As of and for the year ended December 31, 2007, except as provided below.

Applicable Servicing Criteria: the servicing criterion which applies to the functions performed by the Asserting Party is set forth in Section 229.1122(d)(4)(xi) ("Applicable Servicing Criteria"). With respect to the Applicable Servicing Criteria, the Asserting Party performs the following limited functions:
1. Processes the obligor's hazard insurance information it receives and provides Indymac with the applicable hazard insurance effective date, payment amount, and payee (collectively, "Insurance Information");
2. Provides the Insurance Information to Indymac no later than 5 days prior to the applicable expiration date as indicated in the Insurance Information; and
3. From October 1, 2007 through and including December 31, 2007, disburses escrowed insurance payments to insurance carriers on or before the applicable expiration date.

With respect to the Platform, and with respect to the Period, the Asserting Party provides the following assessment of its compliance in respect of the Applicable Servicing Criteria (as defined above):

1. The Asserting Party is responsible for assessing its compliance with respect to the functions it performs for the Applicable Servicing Criteria.

2. The Asserting Party has assessed its compliance with respect to the functions it performs for the Applicable Servicing Criteria.

3. Other than as identified on Schedule B attached hereto, as of and for the Period, the Asserting Party was in material compliance with respect to the functions it performs for the Applicable Servicing Criteria.


KPMG, LLP, an independent registered public accounting firm, has issued an attestation report with respect to the Asserting Party's foregoing assessment of compliance as of and for the year ended December 31, 2007.


NEWPORT MANAGEMENT CORPORATION
By: /s/ Mark Ulmer
Mark Ulmer
Its: Executive Vice President

Dated: February 28, 2008


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SCHEDULE A

ELIGIBLE SECURITIZATION TRANSACTIONS


Schedule A - Eligible Securities
Sale    Sale Name

137     LXS 2006-12N LB 7/27/06
139     LXS 2006-11 7/27/06
140     LMT 2006-4 7/28/06
159     GSR 2006-OA1 8/24/06
178     MARM 2006-OA2 11/15/06
187     ITF SARM 2006-8 (LB) 8/31/06
188     LXS 2006-14N (LB) 8/31/06
193     ITF LXS 2006-13 8/31/06
199     HARBORVIEW 2006-8 (GW) 8/30/06
212     Countrywide Hybrid
213     GSR 2006-2F
214     GSR 2006-3F 3-30-06
219     GSR 2006-5F 5/26/06
223     DBALT 2006-AF1 3-31-06
231     HARBORVIEW 2006-2
233     LUMINENT 2006-3 (4-28-06)
234     ITF SARM 2006-4 4/28/06
235     BAFC 2006-D 4/28/06
237     BANA E*TRADE 4/28/06
238     LXS 2006-7 4/28/06
239     GSR 2006-4F 4-28-06
239     GSR 2006-5F 5/26/06
276     ITF LXS 2006-8 5/31/06
278     GSAMP 2006-S4 (6-9-06)
285     MALT 2006-3 (6-30-06)
286     ITF LXS 2006-10N (6-30-06)
287     LUMINENT 2006-5 (6-29-06)
294     LMT 2006-5 8-31-06
296     GSAA 2006-17 10/30/06
297     DBALT 2006-AR5 10/30/06
374     ITF LXS 2006-16N 092909
377     ITF LXS 2006-15 092906
378     BAFC 2006-H 9/29/06
379     CSMC 2006-8 9/29/06
431     MLMI 2006-HE5 092906
432     MLMI 2006-F1 (ML) 9/29/06
433     LMT 2006-6 9/29/06
440     ITF CSAB 2006-3 10/31/2006
441     ITF LXS 2006-17 10/30/06
442     CSMC 2006-9 10/30/06
443     LMT 2006-7 10/30/06
446     GSAA 2007-3
447     LXS 2006-18N 11/29/2006
448     LXS 2006-19 11/29/2006
449     LMT 2006-8 11/29/2006
456     JPALT 2006-S4 11/29/06
457     BCAP 2006-AA2 11/30/2006
458     ACE 2006-SD3 11/30/06
647     INDX 2006 R-1:INDX 2005-AR25 Credit Suisse 7/28/05
651     ITF INABS 2006-A 02/09/06
652     RAST 2006-A1 02/27/2006
659     INDX 2006-AR2 02/28/2006
660     INDX 2006-AR3 02/28/2006
661     INABS 2006-B 3/14/06
662     ITF LOT LOAN 2006-L1 03/24/06
663     ITF RAST 2006-A2 03/30/06
664     ITF RAST 2006-A4 03/30/06
665     ITF INDX 2006-AR4 3/31/06
666     ITF INDX 2006-AR5 3/31/06
667     ITF INDX 2006-AR7 3/30/06
668     ITF RAST 2006-A3  3/30/06
669     INDX 2006-AR9 SETTLED 4/27/06
670     RAST 2006 A5CB (LB)
671     INDX 2006-1 SETTLED 4/27/06
672     INDX 2006-AR6 4/28/06
673     INDX 2006-AR11 (BS) 4/27/06
674     INDX 2006-AR13 (5-30-06)
675     RAST 2006-A6 (5-30-06)
676     INDX 2006-AR8 (5-31-06)
676     ITF INDX 2006-AR4 3/31/06
677     ITF INABS 2006-C REMIC 6/15/06
678     LOT LOAN 2006-L2 (BS) 6/15/06
679     INDS 2006-A CES (UBS) 5/22/06
680     INDX 2006-AR15 SETTLED 5/30/06
681     RAST 2006-A7 CB SETTLED 5/30/06
683     INABS 2006-D (UBS) 9/13/06
683     RAST 2006-A5CB (LB)
684     RAST 2006-A8 (CSFB) 6/28/06
685     INDX 2006-AR21 (DBSI) 6/28/06
686     INDA 2006-1 (DBSI) 6/29/06
687     INDS 2006-2B UBS/BS 9/18/06
688     ITF INDX 2006-AR-19 (6-29-06)
690     INDB 2006-1 (6-29-06)
693     RAST 2006-A9CB ML 7/27/06
694     RAST 2006-A10 GS 7/27/06
695     INDX 2006-AR23 DB 7/28/06
696     INDX 2006-AR12 (ML) 7/27/06
697     INDX 2006-AR25 (MS) 7/28/06
698     RAST 2006-A11 8/29/06
699     INDA 2006-AR2 8/30/06
807     DBALTA 2006-AR2 6/30/06
808     HARBORVIEW 2006-6 6/30/06
809     GSR 2006-6F (GS) 6/30/06
840     DBALT 2006-AR1 1/31/06
849     GSR 2006-1F 1/30/06
902     BSALTA 2006-5 7/28/06
903     ITF LXS 2006-2N 1/31/06
918     BAYVIEW 2006-A 2/8/06
921     BSALTA 2006-4 6/30/06
4101    DBALT 2006-AR6 12/15/06
4102    HARBORVIEW 2006-14 12/22/06
4103    MSM 2006-17XS 12/28/06
4104    GSR 2006-10F 12/29/06
4105    JPMMT 2006-S4 12/21/06
4106    GSAA 2006-20 12/29/06
4108    LMT 2006-9 12/29/06
4109    LXS 2006-20 12/29/06
4110    LUMINENT 2006-7 12/14/2006
4111    BSALTA 2006-8 12/28/06
4113    MARM 2007-1
4114    DBALT 2007-AR1
4115    Luminent 2007-1
4116    MSM 2007-2AX
4117    CSMC 2007-1
4118    MSM 2007-1XS
4119    LXS 2007-1
4120    LXS 2007-2N
4121    MSM 2007-5AX
4122    DBALT 2007-BAR1
4123    LMT 2007-1
4125    Credit Suisse to Hudson City
4126    MSM 2007-3XS
4127    BCAP 2007-AA1
4129    LMT 2007-2
4130    CS ARMT 2007-1
4131    DBALT 2007-AR2
4132    MANA 2007-F1
4133    LXS 2007-3
4134    MARM 2007-2
4135    CSFB to HUDSON CITY
4136    CSMC 2007-2
4138    LXS 2007-4N
4139    LMT 2007-3
4140    MANA 2007-OAR2
4141    DBALT 2007-0A2
4142    LMT 2007-3 Lehman Reconstitution
4143    CSMC 2007-3
4144    GSAA 2007-4
4145    BAYVIEW 2007-2
4147    MLMBS 2007-1
4148    WACHOVIA TO DLJMC
4149    DBALT 2007-AR3 Deutsche Bank Reconstitution
4151    DBALT 2007-AB1 Deutsche Bank Reconstitution
4152    LXS 2007-6 (Lehman) Reconstitution
4153    JPMMT 2007-2 JPMorgan Reconstitution
4154    GSR 2007-AR2 Goldman Sachs Reconstitution
4155    MARM 2007-3 (UBS) Reconstitution
4157    LMT 2007-4 (Lehman)
4158    ARMT 2007-2 (CSFB) Reconstitution
4159    Luminent 2007-2
4160    CSFB TO HCSB (CSFB RECON)
4161    CSAB 2007-1 (CSFB) Reconstitution
4166    LMT 2007-5 Lehman Reconstitution
4167    CSMC 2007-4 Credit Suisse Reconstitution
4169    Goldman Sachs/E*Trade Reconstitution
4171    LXS 2007-9 Reconstitution
4172    CSFB TO E*TRADE
4173    Bayview 2007-B Bayview Reconstitution
4174    Bayview 2007-3 Reconstitution
4175    MSM 2007-12 Morgan Stanley Reconstitution
4177    LXS 2007-12N Lehman Reconstitution
4178    LMT 2007-07 Lehman Reconstitution
4179    HCSB 2007-7
4180    ALLIANCE 2007-OA3
4184    MLMBS 2007-3 Merrill Lynch Reconstitution
4185    MANA 2007-OAR4 (MERRILL LYNCH)
4186    LXS 2007-15N Lehman Reconstitution
4187    CWALT 2007-OA9 (Countrywide Reconstitution)
4189    DBALT 2007-2 (Deutsche Bank)
4194    WELLS FARGO BANK, N.A.
4195    CSMC 2007-6 Credit Suisse
4198    WELLS FARGO BANK, N.A.
4199    WELLS FARGO BANK, N.A.
4201    WELLS FARGO BANK, N.A.
4202    AURORA LOAN SERVICES, LLC
4205    UNIVERSAL MASTER SERVICING, LLC
4206    WELLS FARGO BANK, N.A.
5023    COUNTRYWIDE 12MAT CMT 13167 03/30/07
5023    CWALT 2007-OA9 (Countrywide Reconstitution)
6001    INDX 2006-AR27 D8 8/30/06
6001    MLMBS 2007-3 Merrill Lynch Reconstitution
6002    LOT LOAN 2006-L3 (LB) 9/22/06
6003    RAST 2006-A12 (BS) 9/27/06
6004    INDX 2006-AR31 (ML) 9/27/06
6006    RAST 2006-A13 (CITI) 10/27/06
6007    INDA 2006-AR3 (GS) 10/30/06
6008    RAST 2006-A14 CB (GREENWICH) 11/3/06
6009    INDX 2006-AR14 (LEHMAN) 10/31/06
6009    ITF LXS 2006-2N 1/31/06
6009    MANA 2007-OAR4 (MERRILL LYNCH)
6011    INDX 2006-AR29 (JP MORGAN) 09/28/06
6011    MLMBS 2007-3 Merrill Lynch Reconstitution
6012    INDX 2006-FLX1 (DB) 9/28/06
6013    RAST 2006-A15 COUNTRYWIDE 11/28/06
6014    INDX 2006-AR35 RBS GREENWICH 11/29/06
6014    MLMBS 2007-3 Merrill Lynch Reconstitution
6015    INDX 2006-AR33 CREDIT SUISSE 11/29/06
6017    INDS 2006-3C (UBS) SECONDS 12/7/06
6018    INABS 2006-E LEHMAN 12/8/06
6019    LOT LOANS 2006-L4 12/21/06
6020    INDX 2006-AR39 (BOA) 12/28/06
6021    INDX 2006-AR37 (CREDIT SUISSE) 12/28/06
6022    RAST 2006-A16 (LB) 12/28/06
6023    INDX 2006-AR41 (CREDIT SUISSE) 12/27/06
6023    MLMBS 2007-3 Merrill Lynch Reconstitution
6024    INDS 2007-2
6027    INDA 2007-AR1
6028    RAST 2007-A1
6029    INDX 2007-FLX1
6030    INDS 2007-1
6031    INABS 2007-A
6032    INDX 2007-AR1
6033    INDX 2007-FLX2
6034    RAST 2007-A2
6035    RAST 2007-A3
6037    Lot Loan 2007-L1
6038    INDX 2007-AR5
6040    RAST 2007-A5
6042    IndyMac INDA Mortgage Loan Trust 2007-AR2
6043    IndyMac INDX Mortgage Loan Trust 2007-FLX3
6044    IndyMac INDX Mortgage Loan Trust 2007-AR7
6045    IndyMac INDX Mortgage Loan Trust 2007-AR9
6046    IndyMac INDX Mortgage Loan Trust 2007-AR11
6047    Residential Asset Securitization Trust 2007-A6
6048    IndyMac IMSC Mortgage Loan Trust 2007-F1
6049    IndyMac INDX Mortgage Loan Trust 2007-FLX4
6049    ITF INDX 2006-AR4 3/31/06
6050    IndyMac INDA Mortgage Loan Trust 2007-AR3
6051    IndyMac INDX Mortgage Loan Trust 2007-AR13
6052    Residential Asset Securitization Trust 2007-A7
6053    INABS 2007-B (Lehman)
6053    ITF INABS 2006-A 2-9-06
6053    ITF INABS 2006-C REMIC 6/15/06
6054    INDX 2007-AR21
6054    ITF INABS 2006-A 2-9-06
6054    ITF INABS 2006-C REMIC 6/15/06
6054    ITF INDX 2006-AR4 3/31/06
6054    ITF INDX 2006-AR5 3/30/06
6054    ITF INDX 2006-AR7 3/30/06
6056    INDA 2007-AR4 (Merrill Lynch)
6057    INDX 2007-FLX5 (Merrill)
6058    RAST 2007-A8 (Bear Stearns)
6059    IMSC 2007-HOA-1 (UBS)
6060    INDX 2007-AR15 (Credit Suisse)
6061    IMSC 2007-AR1 (Credit Suisse & ISC)
6062    IMSC 2007-F2 (Credit Suisse)
6063    IMJA 2007-A1 (UBS)
6064    INDX 2007-AR17 (Bear Stearns)
6065    RAST 2007-A9 (Merrill Lynch)
6066    IMSC 2007-AR2 Conduit (Goldman Sachs)
6067    INDA 2007-AR5 (Merrill Lynch)
6068    INDX 2007-FLX6 (Merrill Lynch)
6069    INDX 2007-AR19 (Credit Suisse)
6070    INDA 2007-AR6 (Merrill Lynch)
6071    IMSC 2007-F3 (Credit Suisse)
6072    IMJA 2007-A2 (Credit Suisse)
6073    IMJA 2007-A3 (Credit Suisse)
6074    DEUTSCHE BANK NATIONAL TRUST COMPANY
6075    INDA 2007-AR7 (Credit Suisse)
6076    DEUTSCHE BANK NATIONAL TRUST COMPANY
6077    IMJA 2007-A4 (CREDIT SUISSE)


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SCHEDULE B

MATERIAL INSTANCES OF NONCOMPLIANCE

No material instances of noncompliance: Newport Management Corporation has complied, in all material respects, with the aforementioned applicable servicing criterion as of and for the year ended December 31, 2007.